Exhibit 99.1
News Release

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825
FOR IMMEDIATE RELEASE
Seacoast Banking Corporation of Florida Announces Pricing of Common Stock Offering
August 14, 2009
Stuart, Florida
     Seacoast Banking Corporation of Florida (Nasdaq: SBCF) (the “Company”) announced today that it has priced a public offering of

29,300,000 shares of common stock to the public at $2.25 per share for total gross proceeds of approximately $66 million. The Company expects to close the sale of the shares of common stock on August 19, 2009, subject to customary closing conditions. The underwriters will have a 30-day option to purchase up to an additional 4,375,000 shares of common stock from the Company at the public offering price, less underwriters’ discounts and commissions. The Company’s public offering of an aggregate of 33,675,000 shares of common stock (including up to 4,375,000 shares that may be issued upon exercise of the underwriters’ over-allotment option) as described above is referred to herein as the “Underwritten Offering.” Sandler O’Neill & Partners, L.P. is acting as the lead book-running manager for the Underwritten Offering,

and Fox-Pitt Kelton Cochran Caronia Waller is acting as the co-manager.

P.O. Box 9021 • Stuart, Florida 34995-9012
772/287-4000 • 772/288-6012

     As previously announced, the Company also signed a letter of intent on August 9, 2009 relating to the proposed sale (the “CapGen

Offering”) of 6,000,000 shares of the Company’s common stock to an affiliate of CapGen Financial Partners (“CapGen”). On August 12, 2009,

the Company orally agreed with CapGen to consummate the CapGen Offering as a private placement, and the Company also granted CapGen registration rights with respect to the 6,000,000 shares. The terms of the letter of intent relating to the CapGen Offering remain otherwise unchanged. The Company expects to receive gross proceeds of $13.5 million from the sale of 6,000,000 shares to CapGen at the price of $2.25 per share.
     The Company has filed a registration statement (including a preliminary prospectus) with the SEC for the Underwritten Offering, and such registration statement has been declared effective. Prospective investors should read the preliminary prospectus and the other documents that the Company has filed with the SEC for more complete information about the Company and the Underwritten Offering. The registration statement may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus may be obtained from Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, or toll free at 866-805-4128, or from Fox-Pitt

Kelton Cochran Caronia Waller at 420 Fifth Ave., 5th Floor, New York, NY 10018, by telephone at 212-857-6212 or by fax at 212-849-0582.
     The common stock that would be offered in the proposed CapGen Offering will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

     Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations domiciled in Florida, and is headquartered on Florida’s Treasure Coast.
Cautionary Notice Regarding Forward-Looking Statements
     Certain of the statements made herein are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
     All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.
     All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2008 and in our quarterly report on Form 10-Q/A for the period ending June 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.